GLOBE LIFE INC. REPORTS
Fourth Quarter 2019 Results

McKinney, TX, February 4, 2020—Globe Life Inc. (NYSE: GL) reported today that for the quarter ended December 31, 2019, net income was $1.69 per diluted common share, compared with $1.45 per diluted common share for the year-ago quarter. Net operating income for the quarter was $1.70 per diluted common share, compared with $1.56 per diluted common share for the year-ago quarter.

Net income for the year ended December 31, 2019 was $6.83 per diluted common share, compared with $6.09 per diluted common share for the year-ago period. Net operating income for the year ended December 31, 2019 was $6.75 per diluted common share compared with $6.13 per diluted common share for the prior period.

HIGHLIGHTS:

●	Net income as an ROE was 11.6% for the year ended December 31, 2019. Net operating income as an ROE excluding net unrealized gains on fixed maturities was 14.5% for the same period.

●	Life underwriting margin at the American Income Life Division increased over the year-ago quarter by 9%.

●	Life premiums increased over the year-ago quarter by 8% at the American Income Life Division. Health premiums increased over the year-ago quarter by 8% at the Family Heritage Division.

●	Life net sales at the Liberty National Division and American Income Life Division increased over the year-ago quarter by 13% and 9%, respectively.

●	Total health net sales increased over the year-ago quarter by 13%.

●	930,044 shares of Globe Life Inc. common stock were repurchased during the quarter.

Note: As used in the earnings release, "Globe Life," the "Company," "we," "our," and "us" refer to Globe Life Inc., a Delaware corporation incorporated in 1979, its subsidiaries and affiliates.

GL Q4 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

RESULTS OF OPERATIONS
Net operating income, a non-GAAP(1) financial measure, has been used consistently by Globe Life’s management for many years to evaluate the operating performance of the Company, and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains and losses and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.
The following table represents Globe Life's operating summary for the three months ended December 31, 2019 and 2018:

Operating Summary
	Per Share
	Three Months Ended December 31,			Three Months Ended December 31,
	2019	2018	% Chg.	2019	2018	% Chg.
Insurance underwriting income(2)	$1.62	$1.51	7	$179,563	$171,256	5
Excess investment income(2)	0.57	0.54	6	62,599	61,680	1
Parent company expense	(0.02)	(0.03)		(2,273)	(2,878)
Income tax	(0.43)	(0.39)	10	(47,146)	(44,870)	5
Stock compensation benefit (expense), net of tax	(0.04)	(0.07)		(4,650)	(8,166)
Net operating income	1.70	1.56	9	188,093	177,022	6

Reconciling items, net of tax:
Realized gain (loss)—investments	0.02	(0.04)		1,734	(4,362)
Realized loss—redemption of debt	—	(0.08)		—	(8,752)
Part D adjustments—discontinued operations	—	—		—	11
Non-operating fees	—	—		(508)	—
Legal proceedings	(0.02)	—		(2,258)	—
Tax reform adjustment	—	0.01		—	798
Net income(3)	$1.69	$1.45		$187,061	$164,717

Weighted average diluted shares outstanding	110,665	113,667
(1)GAAP is defined as accounting principles generally accepted in the United States of America.
(2)Definitions included within this document.
(3)A GAAP-basis consolidated statement of operations is included in the appendix of this report.

Note: Tables in this earnings release may not sum due to rounding.

GL Q4 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

The following table represents Globe Life's operating summary for the twelve months ended December 31, 2019 and 2018:

Operating Summary
	Per Share
	Twelve Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Chg.	2019	2018	% Chg.
Insurance underwriting income	$6.44	$5.87	10	$717,557	$676,025	6
Excess investment income	2.31	2.13	8	257,605	245,094	5
Parent company expense	(0.09)	(0.09)		(10,260)	(10,684)
Income tax	(1.70)	(1.55)	10	(189,155)	(178,475)	6
Stock compensation benefit (expense), net of tax	(0.21)	(0.22)		(23,645)	(24,986)
Net operating income	6.75	6.13	10	752,102	706,974	6

Reconciling items, net of tax:
Realized gain (loss)—investments	0.15	0.06		16,291	7,327
Realized loss—redemption of debt	—	(0.08)		—	(8,752)
Part D adjustments—discontinued operations	—	—		(92)	(44)
Administrative settlements	—	(0.03)		(400)	(3,590)
Non-operating fees	—	(0.01)		(508)	(1,247)
Legal proceedings	(0.06)	—		(6,603)	—
Tax reform adjustment	—	0.01		—	798
Net income	$6.83	$6.09		$760,790	$701,466

Weighted average diluted shares outstanding	111,381	115,249

GL Q4 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

MANAGEMENT VS. GAAP MEASURES

Shareholders' equity, excluding net unrealized gains on fixed maturities, and book value per share, excluding net unrealized gains on fixed maturities, are non-GAAP measures that are utilized by management to view the business without the effect of unrealized gains or losses which are primarily attributable to fluctuation in interest rates associated with the available-for-sale portfolio. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can more easily be identified without the fluctuations. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

	Twelve Months Ended December 31,
	2019	2018
Net income as an ROE(1)	11.6%	12.3%
Net operating income as an ROE (excluding net unrealized gains on fixed maturities)	14.5%	14.6%

	December 31,
	2019	2018
Shareholders' equity	$7,294,307	$5,415,177
Impact of adjustment to exclude net unrealized gains on fixed maturities	(1,962,268)	(425,961)
Shareholders' equity, excluding net unrealized gains on fixed maturities	$5,332,039	$4,989,216

Book value per share	$66.02	$48.11
Impact of adjustment to exclude net unrealized gains on fixed maturities	(17.76)	(3.79)
Book value per share, excluding net unrealized gains on fixed maturities	$48.26	$44.32
(1) Calculated using average shareholders' equity for the measurement period.

INSURANCE OPERATIONS—comparing Q4 2019 with Q4 2018:

Life insurance accounted for 74% of the Company’s insurance underwriting margin for the quarter and 70% of total premium revenue.

Health insurance accounted for 25% of the Company's insurance underwriting margin for the quarter and 30% of total premium revenue.

Net sales of life insurance increased 7%, while net health sales increased 13%.

The following table summarizes Globe Life's premium revenue by product type for the three months ended December 31, 2019 and 2018:

Insurance Premium Revenue
	Quarter Ended
	December 31, 2019	December 31, 2018	% Chg.
Life insurance	$631,470	$600,171	5
Health insurance	275,214	256,900	7
Total	$906,684	$857,071	6

GL Q4 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

INSURANCE UNDERWRITING INCOME
Insurance underwriting margin is management’s measure of profitability of the Company's life, health, and annuity segments’ underwriting performance, and consists of premiums less policy obligations, commissions and other acquisition expenses. Insurance underwriting income is the sum of the insurance underwriting margins of the life, health, and annuity segments, plus other income, less insurance administrative expenses. It excludes the investment segment, Parent Company expense and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of underwriting results by distribution channel. Insurance underwriting income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Results of Operations section above.
The following table summarizes Globe Life's insurance underwriting income by segment for the three months ended December 31, 2019 and 2018:

Insurance Underwriting Income
	Quarter Ended
	December 31, 2019	% of Premium	December 31, 2018	% of Premium	% Chg.
Insurance underwriting margins:
Life	$177,116	28	$167,707	28	6
Health	61,024	22	58,214	23	5
Annuity	2,326		2,660
	240,466		228,581		5
Other income	241		56
Administrative expenses	(61,144)		(57,381)		7
Insurance underwriting income	$179,563		$171,256		5
Per share	$1.62		$1.51		7

Administrative expenses were $61 million, up 6.6% from the year-ago quarter. The ratio of administrative expenses to premium was 6.7%, same as the year-ago quarter.

GL Q4 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

LIFE INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Our distribution channels consist of the following exclusive agencies, American Income Life Division (American Income), Liberty National Division (Liberty National) and Family Heritage Division (Family Heritage); an independent agency, United American Division (United American); and our Direct to Consumer Division.

Total premium, underwriting margins, first-year collected premium and net sales by all distribution channels are shown at https://investors.globelifeinsurance.com at "Financial Reports and Other Financial Information."

Life Underwriting Margin
	Quarter Ended
	December 31,
	2019		2018
	Amount	% of Premium	Amount	% of Premium	% Chg.
American Income	$98,209	33	$90,313	33	9
Direct to Consumer	39,152	19	38,989	19	—
Liberty National	18,479	26	17,753	25	4
Other	21,276	40	20,652	38	3
Total	$177,116	28	$167,707	28	6

Life Premium
	Quarter Ended
	December 31,
	2019	2018	% Chg.
American Income	$297,245	$275,961	8
Direct to Consumer	209,013	200,410	4
Liberty National	71,544	69,654	3
Other	53,668	54,146	(1)
Total	$631,470	$600,171	5

Life Net Sales(1)
	Quarter Ended
	December 31,
	2019	2018	% Chg.
American Income	$59,296	$54,482	9
Direct to Consumer	29,788	29,155	2
Liberty National	14,618	12,984	13
Other	3,036	3,392	(10)
Total	$106,738	$100,013	7
(1)Net sales is annualized premium issued (gross premium that would be received during the policies' first year in force and assuming that none of the policies lapsed or terminated), net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. We believe that net sales is a better indicator of the rate of premium growth than annualized premium issued.

GL Q4 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

HEALTH INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Health Underwriting Margin
	Quarter Ended
	December 31,
	2019		2018
	Amount	% of Premium	Amount	% of Premium	% Chg.
United American	$15,353	14	$13,705	14	12
Family Heritage	18,836	25	17,526	25	7
Liberty National	10,377	22	11,195	24	(7)
American Income	13,665	53	12,726	54	7
Direct to Consumer	2,793	15	3,062	16	(9)
Total	$61,024	22	$58,214	23	5

Health Premium
	Quarter Ended
	December 31,
	2019	2018	% Chg.
United American	$108,311	$97,341	11
Family Heritage	75,713	70,360	8
Liberty National	46,691	46,780	—
American Income	25,586	23,562	9
Direct to Consumer	18,913	18,857	—
Total	$275,214	$256,900	7

Health Net Sales(1)
	Quarter Ended
	December 31,
	2019	2018	% Chg.
United American	$31,942	$29,752	7
Family Heritage	18,173	15,221	19
Liberty National	7,172	6,392	12
American Income	4,951	3,735	33
Direct to Consumer	1,554	1,330	17
Total	$63,792	$56,430	13
(1)Net sales is annualized premium issued (gross premium that would be received during the policies' first year in force and assuming that none of the policies lapsed or terminated), net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. We believe that net sales is a better indicator of the rate of premium growth than annualized premium issued.

GL Q4 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

PRODUCING EXCLUSIVE AGENT COUNT RESULTS BY DISTRIBUTION CHANNEL

	Quarterly Average Producing Agent Count(1)				End of Quarter Agent Count
	Quarter Ended			Quarter Ended
	December 31,			September 30,	December 31,			September 30,
	2019	2018	% Chg.	2019	2019	2018	% Chg.	2019
American Income	7,631	6,936	10	7,578	7,551	6,894	10	7,700
Liberty National	2,534	2,172	17	2,398	2,660	2,159	23	2,421
Family Heritage	1,228	1,129	9	1,135	1,286	1,097	17	1,236

(1) The quarterly average producing agent count is based on the actual count at the end of each week during the period.

INVESTMENTS

Management uses excess investment income as the measure to evaluate the performance of the investment segment. It is defined as net investment income less both the required interest attributable to net policy liabilities and the interest on debt. We also view excess investment income per diluted common share as an important and useful measure to evaluate performance of the investment segment, since it takes into consideration our stock repurchase program.

The following table summarizes Globe Life's investment income, excess investment income, and excess investment income per diluted common share.

Excess Investment Income
	Quarter Ended
	December 31,
	2019	2018	% Chg.
Net investment income	$227,456	$224,233	1
Required interest:
Interest on net policy liabilities(1)	(144,355)	(138,943)	4
Interest on debt	(20,502)	(23,610)	(13)
Total required interest	(164,857)	(162,553)	1
Excess investment income	$62,599	$61,680	1
Per share	$0.57	$0.54	6
(1)Interest on net policy liabilities is a component of total policyholder benefits, a GAAP measure.

Net investment income increased 1%, while average invested assets increased 4%. Required interest on net policy liabilities increased 4%, while average net policy liabilities increased 3%. The weighted average discount rate for the net policy liabilities was 5.7% and was in line with the year-ago quarter.

GL Q4 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

The composition of the investment portfolio at book value at December 31, 2019 is as follows:

Investment Portfolio
	As of
	December 31, 2019
	Amount	% of Total
Fixed maturities at fair value(1)	$18,907,147	95%
Policy loans	575,492	3
Other long-term investments(2)	326,347	2
Short-term investments	38,285	—
Total	$19,847,271	100%
(1) Fixed maturities at amortized cost as of December 31, 2019 were $16.4 billion.
(2) Includes $186 million of investments accounted for under the fair value option which have an amortized cost of $176 million as of December 31, 2019.

Fixed maturities at amortized cost by asset class as of December 31, 2019 are as follows:

Fixed Maturity Portfolio by Sector
	As of
	December 31, 2019
	Investment Grade	Below Investment Grade	Total
Corporate bonds	$13,630,386	$602,915	$14,233,301
Municipals	1,559,736	—	1,559,736
Government-sponsored enterprises	332,340	—	332,340
Government & agencies	89,167	—	89,167
Collateralized debt obligations	—	56,990	56,990
Other asset-backed securities	129,992	14,250	144,242
Total	$15,741,621	$674,155	$16,415,776

The market value of Globe Life’s fixed maturity portfolio was $18.9 billion compared with amortized cost of $16.4 billion. Net unrealized gains were comprised of gross unrealized gains of $2.6 billion and gross unrealized losses of $83 million.

Globe Life is not a party to any credit default swaps and does not participate in securities lending.

At amortized cost, 96% of fixed maturities (97% at market value) were rated “investment grade.” The fixed maturity portfolio earned an annual taxable equivalent effective yield of 5.41% during the fourth quarter of 2019, compared with 5.56% in the year-ago quarter.

GL Q4 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

Comparable information for acquisitions of fixed maturity investments is as follows:

Fixed Maturity Acquisitions
	Quarter Ended
	December 31,
	2019	2018
Amount	$449,101	$409,050
Average annual effective yield	4.1%	5.3%
Average rating	A+	A-
Average life (in years) to:
Next call	15.2	17.6
Maturity	31.4	22.5

SHARE REPURCHASE:

During the quarter, the Company repurchased 930,044 shares of Globe Life Inc. common stock at a total cost of $93 million for an average share price of $99.82.

For the twelve months ended December 31, 2019, the Company repurchased 3.9 million shares at a total cost of $350 million for an average share price of $89.04.

LIQUIDITY/CAPITAL:

Globe Life's operations consist primarily of writing basic protection life and supplemental health insurance policies which generate strong and stable cash flows. Capital at the insurance companies is sufficient to support operations.

EARNINGS GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2020:

Globe Life projects that net operating income per share will be in the range of $7.03 to $7.23 for the year ending December 31, 2020.

NON-GAAP MEASURES:

In this news release, Globe Life includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life's definitions of non-GAAP measures may differ from other companies' definitions. More detailed financial information, including various GAAP and non-GAAP measurements, is located at https://investors.globelifeinsurance.com on the Investors page under “Financial Reports and Other Financial Information."

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of the federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to Globe Life’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2018, and any subsequent Forms 10-Q on file with the Securities and Exchange Commission and on the Company’s website at https://investors.globelifeinsurance.com. Globe Life specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

GL Q4 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

Globe Life will provide a live audio webcast of its fourth quarter 2019 earnings release conference call with financial analysts at 12:00 pm (Eastern) tomorrow, February 5, 2020. Access to the live webcast and replay will be available at https://investors.globelifeinsurance.com on the Calls and Meetings page, at the Conference Calls on the Web icon. Immediately following this press release, supplemental financial reports will be available before the conference call on the Investors page menu of the Globe Life website at “Financial Reports.”

For additional information contact:
Mike Majors, Executive Vice President - Administration and Investor Relations
Globe Life Inc.
3700 South Stonebridge Drive
P. O. Box 8080
McKinney, Texas 75070-8080
Phone: 972-569-3627 or email: investors@globe.life
Website: https://investors.globelifeinsurance.com

GL Q4 FY 2019 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

APPENDIX

GLOBE LIFE INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue:
Life premium	$631,470	$600,171	$2,517,784	$2,406,555
Health premium	275,214	256,900	1,077,346	1,015,339
Other premium	—	—	4	12
Total premium	906,684	857,071	3,595,134	3,421,906
Net investment income	227,456	224,233	910,459	882,512
Realized gains (losses)	2,195	(16,600)	20,621	(1,804)
Other income	241	33	1,318	1,137
Total revenue	1,136,576	1,064,737	4,527,532	4,303,751

Benefits and expenses:
Life policyholder benefits	410,437	395,174	1,638,053	1,591,790
Health policyholder benefits	176,361	165,534	687,764	649,188
Other policyholder benefits	7,740	8,412	31,532	34,264
Total policyholder benefits	594,538	569,120	2,357,349	2,275,242
Amortization of deferred acquisition costs	139,290	128,501	551,726	516,690
Commissions, premium taxes, and non-deferred acquisition costs	76,745	69,789	298,047	278,487
Other operating expense	78,413	70,082	304,825	279,585
Interest expense	20,502	23,610	84,306	90,076
Total benefits and expenses	909,488	861,102	3,596,253	3,440,080

Income before income taxes	227,088	203,635	931,279	863,671
Income tax benefit (expense)	(40,027)	(38,929)	(170,397)	(162,161)
Income from continuing operations	187,061	164,706	760,882	701,510

Discontinued operations:
Income (loss) from discontinued operations, net of tax	—	11	(92)	(44)
Net income	$187,061	$164,717	$760,790	$701,466

Total basic net income per common share	$1.73	$1.48	$6.97	$6.22

Total diluted net income per common share	$1.69	$1.45	$6.83	$6.09

GL Q4 FY 2019 Earnings Release